CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 4, 2005, relating to the consolidated financial statements of Chemokine Therapeutics Corp., and to the reference to our Firm under the caption "Experts" in this Registration Statement.

/s/ M.D. Sassi Company

San Francisco, California

March 23, 2005